UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 15, 2006

BROOKS AUTOMATION, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-25434	04-3040660
(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 262-2400.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.
SIGNATURES

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.
As previously announced on May 11, 2006, the Company has delayed the filing of its quarterly report on Form 10-Q for the period ended March 31, 2006. As a result of this delay, the Company is not in compliance with its obligation under Section 6.2 of the Indenture, dated May 23, 2001 (the “Indenture”), with respect to the Company’s 4.75% Convertible Subordinated Notes due 2008 (the “Notes”) to file with the Securities and Exchange Commission (the “SEC”) all reports and other information and documents which it is required to file with the SEC pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934.
Under Section 8.1 of the Indenture, an Event of Default will occur if the Company fails to cure the default within 60 days after written notice of the default to the Company and the trustee by holders of at least 25% in aggregate principal amount of Notes outstanding. On May 15, 2006, the Company received a notice from holders of more than 25% in aggregate principal amount of Notes outstanding that it is in default of Section 6.2 of the Indenture based on the Company’s failure to file its Form 10-Q.
If an Event of Default were to occur, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of Notes outstanding by notice to the Company and the Trustee, may accelerate the maturity of the Notes and declare the entire principal amount of the Notes, together with all accrued and unpaid interest thereon, to be due and payable immediately.
As of March 31, 2006, Brooks held approximately $373 million of cash and marketable securities, and the notes currently have an aggregate outstanding principal amount of $175 million. Brooks believes that after any required repayment of the notes, its existing resources will be adequate to funds its currently planned working capital and capital expenditure requirements for both the short and long term.
“Safe Harbor” Statement under Section 21E of the Securities Exchange Act of 1934:
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause events identified above to occur differently from the Company’s current expectations. They are based on the facts known to the Company at the time they are made. These forward-looking statements include statements regarding possible future implications of the Company’s failure to make a timely filing of its Report on Form 10-Q for the period ended March 31, 2006; the rights of holders of its Notes to take future actions based on the company’s failure to make timely filings of its periodic reports with the SEC; the possibility of an Event of Default being declared under the Notes; the Company’s ability to pay the principal amount of the Notes if required; and the Company’s future liquidity. Factors that could cause results to differ from the Company’s expectations include a change in the Company’s ability to satisfy the obligations set forth in the Notes; the filing by the Company of all current and past due reports with the Securities and Exchange Commission; actions taken by holders of the Notes; the special committee’s review of past option grant practices and the results of that review; the Company’s dependence on the cyclical semiconductor industry; the possibility of downturns in market demand for electronics; the Company’s possible inability to meet increased demand for the Company’s products due to difficulties in obtaining components and materials from the Company’s suppliers in required quantities and of required quality; a decision by semiconductor manufacturing OEMs not to outsource increasing amounts of their manufacturing operations; the Company’s ability to continue to effectively implement the Company’s flexible manufacturing model and the Company’s supply chain consolidation; the highly competitive nature and rapid technological change that characterizes the industries in which the Company competes; decisions by customers to accelerate delivery under or to cancel or defer orders that previously had been accepted; decisions by customers to reject the products the Company ships to them; the possibility that the Company may not be able to fulfill customer orders within a period of time acceptable to them; the acceptance of the Company’s software products and services in industries outside of the semiconductor industry; the fact that design-in wins do not necessarily translate to significant revenue; the timing and effectiveness of restructuring, cost-cutting and expense control measures; intense price competition; disputes concerning intellectual property; any modification to the settlement terms upon which recent patent litigation has been concluded; the Company’s ability to successfully integrate Helix’s operations and employees; the risk that the cost savings and any other synergies from the Helix acquisition may not be fully realized or may take longer to realize than expected; the risk that possible disruption from the Helix acquisition will make it more difficult to maintain relationships with customers and employees; continuing uncertainties in global political and economic conditions, especially arising out of conflict in the Middle East; and other factors and other risks that the Company has described in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K, current reports on Form 8-K and reports on Form 10-Q. In addition, the cyclical nature of the semiconductor industry makes it difficult for the Company to predict future liquidity requirements. The Company may be unable to obtain any required additional funding on terms favorable to the Company, if at all. If adequate funds are not available on acceptable terms, the Company may be unable to fund expansion, successfully develop or enhance products, respond to competitive pressure or take advantage of acquisition opportunities, any of which could have a material adverse effect on the Company’s business. As a result, the Company can provide no assurance that its future activities will not be materially different from those projected. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. The Company undertakes no obligation to update the information contained in this press release.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
/s/ Thomas S. Grilk
Thomas S. Grilk
Senior Vice President, General Counsel and Secretary

Date: May 17, 2006